Exhibit 10.13.1

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of September 19, 2006 (“Effective Date”), is made and entered into by and between John Raven (“Executive”), and YP Corp., a Nevada corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the same meaning set forth in that certain Employment Agreement (“Agreement”) made effective by and between Executive and the Company on February 6, 2006.

BACKGROUND

Executive and the Company entered into the Agreement pursuant to which Executive agreed to act as Chief Operating Officer and Chief Technical Officer of the Company in accordance with the terms and conditions more particularly described therein.

The parties desire to amend the Agreement with respect to its term and the Executive’s salary in the manner particularly set forth below.

In consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1.  Continuing Effect of the Agreement. Except as expressly provided in this Amendment, the Agreement will remain unchanged and in full force and effect; provided, however, nothing contained in the Agreement will have the effect of preventing or limiting, in any way, the terms of this Amendment. Furthermore, if any conflict arises between the terms of this Amendment and the terms of the Agreement, this Amendment will govern as to the conflicting terms.

2.       Amendment of Section 2. Section 2 of the Agreement is hereby deleted and replaced in its entirety by the following:

2.   Term. This Agreement will continue until September 20, 2009 (the “Term”) or upon the date of termination of employment pursuant to Section 8 of this Agreement; provided, however, that commencing on September 20, 2006 and each anniversary thereafter the Term will automatically be extended for one additional year unless, not later than 30 days prior to any such anniversary, either party hereto will have notified the other party hereto that such extension will not take effect, in which event the Term shall end on the last day of the then current period.

3.       Amendment of Section 4. Section 4(a) of the Agreement is hereby deleted and replaced in its entirety by the following:

4.	Compensation.

(a)   Salary. Executive’s salary will be at the annual rate of $220,000 (the “Annual Salary”), payable in accordance with the Company’s regular payroll practices. All applicable withholdings, including taxes, will be deducted from such payments. Beginning October 1, 2007 and annually thereafter, the Annual Salary will be as determined by the Compensation Committee of the Board, but shall in no event be less than 110% of the previous year’s Annual Salary.

4.        Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, and assigns. The parties hereby consent to the personal jurisdiction of the courts located in the State of Arizona.

5.  Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall be deemed to be one and the same document.

6.  Severability. If any provision of this Amendment is deemed unenforceable by any court, tribunal or other body with dispute or interpretive jurisdiction over this Amendment or the parties, then such provisions shall be reformed by such court, tribunal or other body in such a manner to make the provision enforceable as nearly in accordance with the manifest intent of the parties as possible.

7.  Governing Law. This Amendment was negotiated in and is being contracted for in the State of Arizona, and shall be governed by the laws of the State of Arizona, United States of America, notwithstanding any conflict-of-law provision to the contrary. The parties hereby consent to the personal jurisdiction of the courts located in the State of Arizona.

8.  Construction.  This Amendment has been prepared for the benefit of all parties hereto and no inference shall be made that any party prepared this Amendment and no inferences are to be drawn against any party upon the basis that this Amendment was prepared by one party or the other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

YP CORP., a Nevada corporation	EXECUTIVE

/s/ Daniel L. Coury, Sr.	/s/ John Raven
Daniel L. Coury, Sr.	John Raven
Chief Executive Officer